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EXHIBIT 4.1 - FIRST SUPPLEMENTAL INDENTURE TO MASTER INDENTURE

                                                                [EXECUTION COPY]

                          FIRST SUPPLEMENTAL INDENTURE
                                       TO
                                MASTER INDENTURE

        FIRST SUPPLEMENTAL INDENTURE TO MASTER INDENTURE, dated as of May 28, 2003 (this "Supplemental Indenture"), between FNANB CREDIT CARD MASTER NOTE TRUST, a business trust organized and existing under the laws of the State of Delaware (the "Issuer"), and JPMORGAN CHASE BANK, a bank organized and existing under the laws of the State of New York, not in its individual capacity, but solely as Indenture Trustee (together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "Indenture Trustee").

                             PRELIMINARY STATEMENTS

        WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture dated as of July 1, 2002 (as supplemented, the "Master Indenture") relating to the issuance of asset backed notes by the FNANB Credit Card Master Note Trust;

        WHEREAS, Section 10.1(a) of the Master Indenture provides that the Issuer and the Indenture Trustee, without the consent of the Holders of any Notes but with prior written notice to each Rating Agency and when authorized by an Issuer Order, may enter into one or more indentures supplemental to the Master Indenture, among other purposes, to add to the covenants of the Issuer for the benefit of the Holders of the Notes or, provided that such action does not adversely affect the interests of the Holders of the Notes, to cure any ambiguity in the Master Indenture or to correct or supplement any provision in the Master Indenture that may be inconsistent with any other provision in the Master Indenture; and

        WHEREAS, the Issuer and the Indenture Trustee are entering into this Supplemental Indenture to amend the Master Indenture as set forth herein;

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Issuer and the Indenture Trustee agree as follows:

        Section 1. Definitions. All terms used in this Supplemental Indenture that are defined in the Master Indenture have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Supplemental Indenture.

        Section 2. Amendments to Master Indenture.

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        (a) The first paragraph of the Master Indenture is hereby amended by deleting the second sentence of such paragraph in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized): "This Indenture may be supplemented at any time and from time to time by an indenture supplement executed and delivered in connection with the issuance of a new Series of Notes in accordance with Section 2.11 (an "Indenture Supplement," and together with this Indenture and any other supplemental indentures hereto, the "Indenture")."

        (b) Section 2.5 of the Master Indenture is hereby amended by deleting the seventh paragraph of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                Any Note held by the Transferor at any time after the date of its initial issuance may be transferred or exchanged only upon the delivery to the Owner Trustee and the Indenture Trustee of an Opinion of Counsel, dated as of the date of such transfer or exchange, to the effect that, for federal income tax purposes, such transfer or exchange (i) will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) will not cause the Issuer to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) will not cause or constitute an event in which gain or loss would be recognized by any Noteholder;

        (c) Section 3.11 of the Master Indenture is hereby amended by deleting clause (a)(5) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                (5) the Issuer shall have received an Opinion of Counsel with respect to such consolidation or merger to the effect that, for federal income tax purposes, such consolidation or merger (A) will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance, (B) will not cause the Issuer to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (C) will not cause or constitute an event in which gain or loss would be recognized by any Noteholder;

        (d) Section 3.11 of the Master Indenture is hereby amended by deleting clause (b)(4) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                (4) the Issuer shall have received an Opinion of Counsel with respect to such conveyance or transfer to the effect that, for federal income tax purposes, such conveyance or transfer
    (A) will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance, (B) will not cause the Issuer to be deemed to be an association (or publicly traded partnership) taxable as a

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    corporation and (C) will not cause or constitute an event in which gain or loss would be recognized by any Noteholder;

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        (e) Section 5.7 of the Master Indenture is hereby amended by deleting such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                Section 5.7 Limitation on Suits. No Noteholder shall have any right by virtue of any provisions of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, unless (i) such Noteholder previously shall have given written notice to the Indenture Trustee of a continuing Event of Default, (ii) the Holders of Notes evidencing Undivided Interests aggregating more than 25% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder, (iii) such Holders shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iv) the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (v) the Indenture Trustee, during such 60 day period, shall not have received a direction inconsistent with such request from the Holders of Notes evidencing Undivided Interests aggregating more than 50% of the Invested Amount of each Series affected by such request; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Noteholders shall have the right in any manner whatsoever by virtue or by availing itself or themselves of any provisions of this Indenture to affect, disturb or prejudice the rights of the Noteholders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Noteholder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders. If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of any or all affected Series, each representing no more than 50% of the Invested Amount of such Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken. For the protection and enforcement of the provisions of this Section 5.7, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity. Each Note Owner by its acquisition of a Book Entry Note shall be deemed to have consented to the provisions of this Section 5.7.

        (f) Section 10.1 of the Master Indenture is hereby amended by the words "to this Indenture or to any Indenture Supplement" for the word "hereto" in the sixth line of subsection (a) of such section.

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        (g) Section 10.1 of the Master Indenture is hereby amended by deleting the first sentence of subsection (b) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding but upon satisfaction of the Rating Agency Condition with respect to the Notes of all Series rated by such Rating Agency (and subject to the consent of any Enhancement Provider if such consent is required in the related Indenture Supplement), enter into one or more indentures supplemental to this Indenture or to any Indenture Supplement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or such Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes under this Indenture or such Indenture Supplement; provided, however, that the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee (i) an Officer's Certificate, dated the date of any such supplemental indenture, stating that all requirements for such supplemental indenture contained in this Indenture have been met and that the Transferor reasonably believes that such supplemental indenture will not have an Adverse Effect and (ii) an Opinion of Counsel with respect to such supplemental indenture to the effect that, for federal income tax purposes, such supplemental indenture (A) will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance, (B) will not cause the Issuer to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (C) will not cause or constitute an event in which gain or loss would be recognized by any Noteholder;

        (h) Section 10.1 of the Master Indenture is hereby amended by substituting the words "one or more indentures supplemental to this Indenture or to any Indenture Supplement" for the words "an indenture or indentures supplemental hereto" in the second sentence of subsection (b) of such section.

        (i) Section 10.2 of the Master Indenture is hereby amended by substituting the words "one or more indentures supplemental to this Indenture or to any Indenture Supplement" for the words "an indenture or indentures supplemental hereto" in the first paragraph of such section.

        (j) Section 10.2 of the Master Indenture is hereby amended by adding the words "or of any Indenture Supplement" after the words "this Indenture" in the seventh line of the first paragraph of such section and by adding the words "or under any Indenture Supplement" after the words "this Indenture" in the eighth line of the first paragraph of such section.

        Section 3. Incorporation of Master Indenture. The Master Indenture as amended by this Supplemental Indenture is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Master Indenture, the terms and provisions of this Supplemental Indenture shall

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govern. After the date hereof, any reference to the Master Indenture shall mean the Master Indenture as amended by this Supplemental Indenture.

        Section 4. Ratification of Master Indenture. As amended by this Supplemental Indenture, the Master Indenture is in all respects ratified and confirmed, and the Master Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

        Section 5. Counterparts. This Master Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

        Section 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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        IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be duly executed by their respective officers as of the day and year first above written.

                                        FNANB CREDIT CARD MASTER NOTE TRUST,
                                        as Issuer

                                        By: WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Owner Trustee

                                        By: /s/ Patricia A. Evans
                                            Name:  Patricia A. Evans
                                            Title: Assistant Vice President

                                        JPMORGAN CHASE BANK,
                                        not in its individual capacity but
                                        solely as Indenture Trustee

                                        By: /s/ Connie Cho
                                            Name:  Connie Cho
                                            Title: Trust Officer

Acknowledged and Accepted:

FIRST NORTH AMERICAN NATIONAL BANK,
as Servicer

By: /s/ Daniel P. Tierney
    Name:  Daniel P. Tierney
    Title: President

DC FUNDING INTERNATIONAL, INC.,
as Transferor

By: /s/ Philip J. Dunn
    Name:  Philip J. Dunn
    Title: Vice President

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CONSENTED TO:

AMBAC ASSURANCE CORPORATION

By: /s/ Aaron T. Caine
    Name:  Aaron T. Caine
    Title: Vice President